As filed with the Securities and Exchange Commission on September 26, 2003
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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Commonwealth Industries, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware		13-3245741
State or Other Jurisdiction of Incorporation or Organization		(I.R.S. Employer Identification No.)
500 West Jefferson Street, PNC Plaza - 19th Floor Louisville, Kentucky 40202-2823 (502) 589-8100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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1997 Stock Incentive Plan
(Full Title of the Plan)
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Lenna Ruth Macdonald
Vice President, General Counsel and Secretary
Commonwealth Industries, Inc.
500 West Jefferson Street, PNC Plaza — 19th Floor
Louisville, Kentucky 40202-2823
(502) 589-8100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________

copy to:

Robert W. Downes
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
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CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	1,000,000 shares	$4.92	$4,920,000	$398.03

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

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                     This is a registration of additional securities of the same class as other securities for which registration statements filed on this form relating to an employee benefit plan have become effective. The contents of the earlier registration statements, File No. 33-91364 and 333-81055, are incorporated herein by reference.

EXHIBITS

Exhibit No.	Description

5	Opinion and consent of Sullivan & Cromwell LLP regarding the validity of the securities registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in opinion filed as Exhibit 5).

24	Powers of Attorney (set forth on the signature page of the registration statement).

99.1	Commonwealth Industries, Inc. 1997 Stock Incentive Plan, as amended and restated April 23, 1999 (incorporated by reference to Exhibit 10.2 from the Registration's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

99.2	Amendment, dated December 18, 2000, to 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.7.1 from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

99.3	Amendment to Commonwealth Industries, Inc. 1997 Stock Incentive Plan, approved on May 5, 2003.

SIGNATURES

                     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on September 26, 2003.

Commonwealth Industries, Inc.
By:	/s/ Mark V. Kaminski

Mark V. Kaminski President and Chief Executive Officer

POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark V. Kaminski and Lenna Ruth Macdonald his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

                     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 26, 2003.

Signature	Title

/s/ Paul E. Lego

Paul E. Lego	Chairman of the Board

/s/ Mark V. Kaminski

Mark V. Kaminski	President, Chief Executive Officer and Director (Principal Executive Officer

/s/ Catherine G. Burke

Catherine G. Burke	Director

/s/ Steven J. Demetriou

Steven J. Demetriou	Director

/s/ C. Frederick Fetterolf

C. Frederick Fetterolf	Director

/s/ Larry E. Kittelberger

Larry E. Kittelberger	Director

/s/ John E. Merow

John E. Merow	Director

/s/ Donald L. Marsh, Jr.

Donald L. Marsh, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Henry Del Castillo

Henry Del Castillo	Vice President Finance (Principal Accounting Officer)

Index to Exhibits

Exhibit No.	Description

5	Opinion and consent of Sullivan & Cromwell LLP regarding the validity of the securities registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in opinion filed as Exhibit 5).

24	Powers of Attorney (set forth on the signature page of the registration statement).

99.1	Commonwealth Industries, Inc. 1997 Stock Incentive Plan, as amended and restated April 23, 1999 (incorporated by reference to Exhibit 10.2 from the Registration's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

99.2	Amendment, dated December 18, 2000, to 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.7.1 from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

99.3	Amendment to Commonwealth Industries, Inc. 1997 Stock Incentive Plan, approved on May 5, 2003.